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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001, except as to Note 14 which is as of March 22, 2001, relating to the financial statements of Net Perceptions, Inc., which appears in Net Perceptions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 2, 2001